Exhibit 99.1

  Medical Staffing Network Holdings to Discuss First Quarter Earnings on May 6

     BOCA RATON, Fla.--(BUSINESS WIRE)--April 19, 2004--Medical Staffing Network Holdings, Inc. (NYSE:MRN), a leading healthcare staffing company and the largest provider of per diem nurse staffing services, today announced that it will report its earnings for the first quarter ended March 28, 2004, after the market closes on Wednesday, May 5, 2004. The Company's management will host a conference call and webcast to discuss the earnings release at 11:00 a.m. Eastern time on Thursday, May 6, 2004.
     To listen to the call, participants should dial 1-888-939-6307 approximately ten minutes prior to the start time of the call. A telephonic replay of the call may be accessed by dialing 1-800-633-8284 and entering access code 21192462. The replay will be available from 1:00 p.m. Eastern time on Thursday, May 6, until 6:00 p.m. on Friday, May 7, 2004. The conference call will also be available through the Company's website at www.msnhealth.com or at www.fulldisclosure.com. A 30-day online replay will be available approximately an hour following the conclusion of the live broadcast.

     Medical Staffing Network Holdings, Inc. is the largest provider of per diem nurse staffing services in the United States. The Company also provides travel nurse staffing services and is a leading provider of allied health professionals, including radiology specialists, diagnostic imaging technicians and clinical laboratory technicians.

     CONTACT: Medical Staffing Network Holdings, Inc., Boca Raton
              Robert J. Adamson, 561-322-1303